EXHIBIT 99.1

ARTELO BIOSCIENCES, INC.

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Artelo Biosciences, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Artelo Biosciences, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2015.

Houston, Texas

March 3, 2025, except for Notes 1, 2, 5 and 10 which are dated July 11, 2025

2

ARTELO BIOSCIENCES, INC.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31,	December 31,
	2024	2023

ASSETS
Current Assets
Cash and cash equivalents	$2,338	$2,815
Trading marketable securities	-	7,611
Prepaid expenses and other current assets	219	554
Total Current Assets	2,557	10,980
Operating lease right-of-use assets	99	21
Intangible asset	2,039	2,039
Other assets	3	3
TOTAL ASSETS	$4,698	$13,043

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,679	$1,238
Due to related parties	61	30
Operating lease liabilities - current portion	35	23
Total Current Liabilities	1,772	1,291

Operating lease liabilities	69	-
TOTAL LIABILITIES	1,841	1,291

STOCKHOLDERS' EQUITY
Preferred Stock, par value $0.001, 69,445 shares authorized,
0 shares issued and outstanding as of December 31, 2024, and 2023	-	-
Common Stock, par value $0.001, 8,333,333 shares authorized and
567,582 and 531,650 shares issued and outstanding as of December 31, 2024, and 2023, respectively	1	1
Additional paid-in capital	53,194	52,264
Accumulated deficit	(50,136)	(40,310)
Accumulated other comprehensive loss	(202)	(203)
TOTAL STOCKHOLDERS' EQUITY	2,857	11,752

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,698	$13,043

The accompanying notes are an integral part of these audited consolidated financial statements.

3

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Year ended
	December 31,
	2024	2023

OPERATING EXPENSES
General and administrative	$4,115	$4,234
Research and development	5,993	5,696
Total Operating Expenses	10,108	9,930

Loss from Operations	(10,108)	(9,930)

OTHER INCOME
Net change in fair value of trading marketable securities	282	641
Total other income	282	641

Provision for income taxes	-	-

NET LOSS	$(9,826)	$(9,289)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	1	51
Total Other Comprehensive Income	1	51

TOTAL COMPREHENSIVE LOSS	$(9,825)	$(9,238)

Basic and Diluted Loss per Common Share	$(18.30)	$(18.80)

Basic and Diluted Weighted Average Common Shares Outstanding	537	494

The accompanying notes are an integral part of these audited consolidated financial statements.

4

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Stockholders’ Equity

(In thousands)

			Additional		Accumulated Other
	Common stock		paid-in	Accumulated	Comprehensive
	Shares	Amount	capital	Deficit	Income (loss)	Total

Balance, December 31, 2022	476	$1	$50,677	$(31,021)	$(254)	$19,403

Issuance of common shares	56	-	567	-	-	567
Stock based compensation	-	-	1,020	-	-	1,020
Net loss for the period	-	-	-	(9,289)	-	(9,289)
Other comprehensive income	-	-	-	-	51	51
Balance, December 31, 2023	532	$1	$52,264	$(40,310)	$(203)	$11,752

Issuance of common shares	15	-	112	-	-	112
Stock based compensation	-	-	818	-	-	818
Net loss for the period	-	-	-	(9,826)	-	(9,826)
Other comprehensive income	-	-	-	-	1	1
Balance, December 31, 2024	547	$1	$53,194	$(50,136)	$(202)	$2,857

The accompanying notes are an integral part of these audited consolidated financial statements.

5

ARTELO BIOSCIENCES, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Year ended
	December 31,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(9,826)	$(9,289)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	818	1,020
Net change in fair value of trading marketable securities	(282)	(641)
Non-cash lease expense	33	40
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	457	430
Accounts payable and accrued liabilities	449	296
Accounts payable - related parties	31	(23)
Fixed cash payments related to operating leases	(30)	(40)
Net cash used in operating activities	(8,350)	(8,207)

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in trading marketable securities	(481)	(13,685)
Proceeds from disposition of marketable securities	8,250	15,680
Proceeds from disposition of available-for-sale securities	-	1,512
Net cash provided by investing activities	7,769	3,507

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common shares for cash, net	112	567
Net cash provided by financing activities	112	567

Effect of exchange rate changes on cash	(8)	60

Net change in cash and cash equivalents	(477)	(4,073)
Cash and cash equivalents - beginning of period	2,815	6,888
Cash and cash equivalents - end of period	$2,338	$2,815

Supplemental Cash Flow Information
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Initial recognition of the right-of-use asset and lease liability	$111	$-

 The accompanying notes are an integral part of these audited consolidated financial statements.

6

ARTELO BIOSCIENCES, INC.

Notes to the Consolidated Financial Statements

(In thousands, except share and per share data)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

ARTELO BIOSCIENCES, INC. (“we”, “us”, “our”, the “Company”) is a Nevada corporation incorporated on May 2, 2011, and based in San Diego County, California. The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP”), and the Company’s fiscal year end is December 31.

The Company registered wholly owned subsidiaries in Ireland, Trinity Reliant Ventures Limited, on November 11, 2016, and in the United Kingdom (“UK”), Trinity Research & Development Limited, on June 2, 2017. On January 8, 2020, Trinity Research and Development Limited changed its name to Artelo Biosciences Limited. The Company incorporated a wholly owned subsidiary in Canada, Artelo Biosciences Corporation, on March 18, 2020. Operations in the subsidiaries have been consolidated in the financial statements.

The Company is a clinical stage biopharmaceutical company focused on developing and commercializing therapeutics that target lipid-signaling pathways, including treatments intended to modulate the endocannabinoid system (the “ECS”), a family of receptors and neurotransmitters that form a biochemical communication network throughout the body.

Going concern

The Company has incurred losses since inception and incurred a net loss of $9,826 during the year ended December 31, 2024. In November 2021, the Company completed an equity offering which generated net proceeds of $18,262. Additionally, in May 2022, the Company entered into a purchase agreement and a registration rights agreement (the “Equity Line”) with an institutional investor, providing for the sale of up to $20,000 worth of the Company’s Common Stock, over the thirty-six (36) month term of the purchase agreement. Under the terms and subject to the conditions of the purchase agreement, the Company has the right, but not the obligation, to sell to the institutional investor, and the institutional investor is obligated to purchase, up to $20,000 worth of shares of the Company’s Common Stock. As of December 31, 2024, in accordance with the Equity Line, the Company issued 70,897 shares of the Company’s Common Stock with aggregate proceeds to the Company of $679, of which 15,348 shares were issued for proceeds to the Company of $112 during the year ended December 31, 2024.

In July 2023, the Company filed a $75,000 in aggregate value shelf registration statement on Form S-3 which became effective on July 14, 2023. The shelf registration statement is effective for three years and permits the Company to sell, from time to time, up to $75,000 of the Company’s Common Stock, preferred stock, debt securities, warrants, and/or units subject to a limit of one-third (1/3) of the Company’s public float within a twelve (12) month period if the public float of the Company is less than $75,000.

To continue operations, the Company will be required to raise additional funds by completing additional equity or debt offerings or licensing our product candidates. There can be no assurance that the Company will be successful in acquiring additional funding, that the Company’s projections of its future working capital needs will prove accurate, or that any additional funding would be sufficient to continue operations in future years. These conditions, raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments to reflect the future effects on the recoverability and classification of assets or the amounts and classification of liabilities if the Company is unable to continue as a going concern.

Negative Global or National Events

Businesses have been and will continue to be impacted by a number of challenging global and national events and circumstances that continue to evolve, including pandemics, extreme weather conditions, increased economic uncertainty, inflation, interest rate fluctuation, tariffs, recent and any potential future financial institution failures, and conflicts in Eastern Europe, the Middle East and in other countries. The extent of the impact of these events and circumstances on our business, operations and development timelines and plans remains uncertain, and will depend on certain developments, including the duration and scope of the events and their impact on our development activities, third-party manufacturers, and other third parties with whom we do business, as well as its impact on regulatory authorities and our key scientific and management personnel. We have been and continue to actively monitor the potential impacts that these various events and circumstances may have on our business, and we take steps, where warranted, to minimize any potential negative impacts on our business resulting from these events and circumstances. The ultimate impact of these global and national events and circumstances, either individually or in aggregate, is highly uncertain and subject to change.

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NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with GAAP. All amounts in these financial statements, notes and tables have been rounded to the nearest thousand dollars, except share and per share amounts, unless otherwise indicated.

Basis of Consolidation

The financial statements have been prepared on a consolidated basis including the Company’s wholly owned subsidiaries, Trinity Reliant Ventures Limited, Artelo Biosciences Limited and Artelo Biosciences Corporation. All intercompany transactions and balances have been eliminated.

Research and Development (“R&D”)

R&D expenses consist primarily of costs related to clinical studies and outside services, personnel expenses, and other R&D expenses. Clinical studies and outside services costs relate primarily to services performed by clinical research organizations and related clinical or development manufacturing costs, materials, and supplies, filing fees, regulatory support, and other third-party fees. Personnel expenses relate primarily to salaries and benefits. R&D expenditures are charged to operations as incurred.

The Company recognizes R&D tax credits received from the United Kingdom government for spending on R&D as an offset of R&D expenses. The Company received R&D tax credits of $1,349 and $1,206 during the years ended December 31, 2024, and 2023, respectively.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, commercial paper, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. The Company had $2,338 and $2,815 in cash and cash equivalents at December 31, 2024, and 2023, respectively.

Periodically, the Company may carry cash balances at financial institutions more than the federally insured limit of $250 per institution. The amount in excess of the Federal Deposit Insurance Corporation insurance as of December 31, 2024, was approximately $1,838. The Company has not experienced losses on these accounts and management believes, based upon the quality of the financial institutions, that the credit risk with regard to these deposits is not significant.

Marketable Securities

Our investments in debt securities are carried at fair value. Investments in debt securities that are not classified as held-to-maturity are carried at fair value and classified as either trading or available-for-sale. Realized and unrealized gains and losses on trading debt securities are charged to income and unrealized gains and losses on available-for-sale debt securities are included in other comprehensive income or loss. The marketable securities held by the Company, classified as trading marketable securities, had an outstanding balance of $0 and $7,611 as of December 31, 2024, and 2023, respectively.

Intangible Assets

The Company capitalizes certain costs related to the acquisition of intangible assets. If such assets are determined to have a finite useful life they are amortized on a straight-line basis over the estimated useful life.

8

The Company tests its intangible assets for impairment at least annually and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others and without limitation: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of the Company’s segments; unanticipated competition; and slower growth rates. The Company determined that there was no impairment of its intangible assets at December 31, 2024, and 2023.

Foreign Currency Transactions

The Company has operations outside of the United States, which results in exposure to market risks from changes in foreign currency rates. The financial risk arises from the fluctuations in foreign exchange rates and the degrees of volatility in these rates. Currently the Company does not use derivative instruments to reduce its exposure to foreign currency risk. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included as other comprehensive income.

Financial Instruments

The Company follows ASU 2022-03, ASC Subtopic “Fair Value Measurement (Topic 820): Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions” (“ASC 820"), which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

9

The carrying amounts shown of the Company’s financial instruments including cash and cash equivalents and accounts payable approximate fair value due to the short-term maturities of these instruments.

Set out below are the Company’s financial instruments that are required to be remeasured at fair value on a recurring basis in the fair value hierarchy as of December 31, 2024 and 2023:

December 31, 2024
	Level 1	Level 2	Level 3	Total
Marketable securities – trading securities
Commercial paper	$-	$-	$-	$-
Asset-backed securities	-	-	-	-
Corporate debt	-	-	-	-
U. S. Government instruments	-	-	-	-
	$-	$-	$-	$-

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Marketable securities – trading securities
Commercial paper	$-	$4,654	$-	$4,654
Asset-backed securities	-	974	-	974
Corporate debt	-	1,482	-	1,482
U. S. Government instruments	-	501	-	501
	$-	$7,611	$-	$7,611

Stock-Based Compensation

The Company utilizes the Black-Scholes option pricing model to estimate the fair value of stock option awards at the date of grant, which requires the input of highly subjective assumptions, including expected volatility and expected life. Changes in these inputs and assumptions can materially affect the measure of estimated fair value of our share-based compensation. These assumptions are subjective and generally require significant analysis and judgment to develop. When estimating fair value, some of the assumptions will be based on, or determined from, external data and other assumptions may be derived from our historical experience with stock-based payment arrangements. The appropriate weight to place on historical experience is a matter of judgment, based on relevant facts and circumstances. The Company accounts for forfeitures of stock options as they occur.

Net Loss per Share of Common Stock

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of Common Stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of Common Stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options and warrants.

For the years ended December 31, 2024, and 2023, the following Common Stock equivalents were excluded from the computation of diluted net loss per share as the result was anti-dilutive.

	December 31,	December 31,
	2024	2023
Stock options	128,976	86,549
Warrants	23,315	40,442
	152,291	126,991

10

New Accounting Standards Adopted

On January 1, 2024, the Company adopted ASC 820. These amendments clarify that a contractual restriction on the sale of an equity security is not considered part of the unit of account of the equity security and, therefore, is not considered in measuring fair value. There was no impact on the Company’s financial statements as a result of the adoption of the standard.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280). The amendments in this update expand segment disclosure requirements, including new segment disclosure requirements for entities with a single reportable segment among other disclosure requirements. This update is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. There was no impact on the Company’s financial statements as a result of the adoption of the standard.

NOTE 3 – SEGMENT REPORTING

Operating segments comprised of the components of an entity in which separate information is available for evaluation by the Company’s chief operating decision maker, or group of decision makers, in determining how to allocate resources in evaluating performance. The Company consists of a single reporting segment: life science. The life science segment is comprised of the Company’s development and commercialization of therapeutics that target lipid-signaling modulation pathways, including the endocannabinoid system (the “ECS”), a network of receptors and neurotransmitters that form a biochemical communication system throughout the body. The Company’s chief operating decision maker (“CODM”) is its Chief Executive Officer.

The accounting policies of the life science segment are as described in the summary of significant accounting policies. The CODM evaluates the performance of the life science segment based on the Company’s net loss as reported on the income statement as consolidated net loss. The Company’s segment assets are reported on the balance sheet as its total consolidated assets.

The Company has not generated any revenue since its inception and expects to continue to incur losses into the foreseeable future as it continues to conduct research and development related activities through all stages of product development and clinical trials and subsequently seek approval from the respective regulatory authorities.

The Company’s CODM utilizes cash forecast models to determine the Company’s investment in the life sciences segment. These models are reviewed regularly to monitor the Company’s operating results and performance and compared to the Company’s cash-based forecasts.

	Year ended
	December 31,
	2024	2023

General and administrative
Employee and director compensation	$1,173	$1,091
Stock-based compensation	501	710
Professional fees	1,133	1,101
Other general and administrative (a)	1,308	1,332
Total general and administrative	$4,115	$4,234

	Year ended
	December 31,
	2024	2023

Research and development
Employee compensation	$1,166	$983
Stock-based compensation	317	310
Professional fees	5,169	4,531
Research and development tax credits (b)	(1,349)	(1,206)
Other research and development (c)	690	1,078
Total research and development	$5,993	$5,696

(a)	Consists of sales and marketing, investor relations, travel and other office expenses.

(b)	Reflects tax credits from United Kingdom government recorded directly as a reduction of research and development expense upon receipt.

(c)	Consists of supplies and other items used in research and development activities.

NOTE 4 – RELATED PARTY TRANSACTIONS

During the years ended December 31, 2024, and 2023, a company owned by the Senior Vice President, European Operations, provided consulting services totaling $9 and $12, respectively. As of December 31, 2024, and 2023, there was $1 and $2, outstanding, respectively.

During the years ended December 31, 2024, and 2023, a company significantly influenced by a director of a subsidiary of the Company provided professional services totaling $100 and $135, respectively. As of December 31, 2024, and 2023, there was $36 and $5 outstanding, respectively.

During the years ended December 31, 2024, and 2023, a company controlled by a director of a subsidiary of the Company provided professional services totaling $78 and $77, respectively. As of December 31, 2024, and 2023, there was $24 and $23 outstanding, respectively.

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NOTE 5 - EQUITY

Preferred shares

The Company has authorized 69,445 shares of preferred stock with a par value of $0.001 per share.

As of December 31, 2024, and 2023, there were no shares of preferred stock issued or outstanding.

Common Shares

The Company has authorized 8,333,333 shares of Common Stock with a par value of $0.001 per share. Each share of Common Stock entitles the holder to one vote, in person or proxy, on any matter on which an action of the stockholders of the Company is sought.

During the years ended December 31, 2024, and 2023, in accordance with the Equity Line, the Company issued 15,348 and 55,549, shares of the Company’s Common Stock with aggregate proceeds to the Company of $112 and $567, respectively. As of December 31, 2024, and 2023, there were 567,582 and 531,650 shares of Common Stock issued and outstanding, respectively.

Warrants

A summary of activity of the warrants during the years ended December 31, 2024, and 2023, is as follows:

	Number of	Weighted Average	Weighted Average
	shares	Exercise Price	Life (years)
Outstanding, December 31, 2022	45,025	$385.32	2.05
Granted	-	-	-
Expired	(4,583)	1,188.60	-
Exercised	-	-	-
Outstanding, December 31, 2023	40,442	$294.29	1.10
Granted	-	-	-
Expired	(17,127)	255.38	-
Exercised	-	-	-
Outstanding, December 31, 2024	23,315	$67.50	0.79

The intrinsic value of the warrants as of December 31, 2024, is $0. All of the outstanding warrants are exercisable as of December 31, 2024.

2018 Equity Incentive Plan, as amended

On January 1, 2024, the number of shares available under the Company’s 2018 Equity Incentive Plan, as amended (the “2018 Plan”) was increased by 79,724 shares of Common Stock.

As of December 31, 2024, the 2018 Plan permits the Company to issue up to an aggregate of 254,871 shares of Common Stock of which 125,895 shares are available to be issued.

Options granted during the year ended December 31, 2024

In January 2024, the Company granted options to an officer of the Company to purchase an aggregate of 15,334 shares of the Company’s Common Stock with an exercise price of $8.94 and vesting as follows: twenty-five (25%) of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date. The vesting commencement date is January 5, 2024.

On March 5, 2024, the Company granted options to certain employees, officers and consultants to purchase a total of 25,341 shares of the Company’s common stock with an exercise price of $8.94 and vesting as follows: twenty-five percent (25%) of the shares subject to the option shall vest on the one (1) year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date. The vesting commencement date is March 5, 2024.

On December 20, 2024, the Company granted options to directors to purchase a total of 1,752 shares of the Company’s common stock with an exercise price of $5.6856 and one hundred percent (100%) of the shares subject to the option shall vest on the earlier of (i) the one (1) year anniversary of the vesting commencement date, or (ii) the day prior to the date of the annual meeting of the Issuer's stockholders next following the vesting commencement date. The vesting commencement date is December 20, 2024.

Options granted during the year ended December 31, 2023

On January 1, 2023, the 2018 Plan was increased to permit the issuance of an additional 71,393 shares of common stock, which increased the number of shares available for issuance pursuant to the 2018 Plan to a new total of 175,147 shares.

On February 1, 2023, the Company granted an option to the Company’s president to purchase a total of 14,167 shares of the Company’s common stock with an exercise price of $18.90 and vesting as follows: 25% of the shares subject to the option shall vest on the one-year anniversary of the vesting commencement date, and 1/48th of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date. The vesting commencement date is February 1, 2023.

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On February 2, 2023, the Company granted options to certain employees and consultants to purchase a total of 15,001 shares of the Company’s common stock with an exercise price of $18.90 and vesting as follows: twenty-five percent (25%) of the shares subject to the option shall vest on the one (1) year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date. The vesting commencement date is February 1, 2023.

On February 2, 2023, the Company granted options to certain employees and consultants to purchase a total of 3,293 shares of the Company’s common stock with an exercise price of $18.90 and vesting as follows: one hundred percent (100%) of the shares subject to the option shall vest on the one (1) year anniversary of the vesting commencement date on the same day of the month as the vesting commencement date. The vesting commencement date is February 1, 2023.

On February 2, 2023, the Company granted options to an employee to purchase a total of 125 shares of the Company’s common stock with an exercise price of $18.90 and vesting as follows: 50% of the shares subject to the option shall vest on the one (1) year anniversary of the vesting commencement date, and one twenty-fourth (1/24th) of the shares subject to the option shall vest each month thereafter on the same day of the month as the vesting commencement date. The vesting commencement date is February 1, 2023.

On June 30, 2023, the Company granted options to certain directors of the Company to purchase a total of 672 shares of the Company’s common stock with an exercise price of $11.94, all of which shall vest on the one (1) year anniversary of the vesting commencement date. The vesting commencement date is June 30, 2023.

On August 4, 2023, the Company granted options to certain directors of the Company to purchase a total of 1,086 shares of the Company’s common stock with an exercise price of $12.06, all of which shall vest on the one (1) year anniversary of the vesting commencement date. The vesting commencement date is June 30, 2023.

The following is a summary of stock option activity during the years ended December 31, 2024, and 2023:

	Options Outstanding		Weighted Average
	Number of Options	Weighted Average Exercise Price(1)	Remaining life (years)

Outstanding, December 31, 2022	52,205	$144.90	8.41
Granted	34,344	18.55	10.00
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, December 31, 2023	86,549	$94.76	8.07
Granted	42,427	8.73	10.00
Exercised	-	-	-
Forfeited/canceled	-	-	-
Outstanding, December 31, 2024	128,976	$11.02	7.76

Exercisable options, December 31, 2024	1,850	$125.02	6.49

(1)

During February 2024, 81,372 options were repriced to $9.30 and had their vesting schedules modified.  As per Accounting Standards Update 2021-07 Compensation – Stock Compensation (Topic 718) the changes were treated as modifications to the options and the incremental fair value was calculated resulting in $210 in additional expense to amortize over the updated vesting schedule of 1/3rd of the shares subject to the options will vest on the first anniversary and 1/36th of the shares subject to the option will vest each month thereafter.  The amendment date was February 28, 2024.

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Valuation

The Company utilizes the Black-Scholes model to value its stock options. The Company utilized the following assumptions:

	Year ended	Year Ended
	December 31,	December 31,
	2024	2023
Expected term	3.08 - 6.08 years	5.50 - 6.25 years
Expected average volatility	87 - 110%	110 - 150%
Expected dividend yield	-	-
Risk-free interest rate	4.02 - 4.44%	3.43 - 4.15%

During the year ended December 31, 2024, the Company granted 42,427 options, valued at $307 of which 18,921 valued at $137 were for related parties. During the year ended December 31, 2023, the Company granted 34,344 options, valued at $586, of which 16,593 valued at $427 were for related parties. During the year ended December 31, 2024, and 2023, the Company recognized stock-based compensation expense of $818 and $1,020, respectively, of which $475 and $890 was for related parties, respectively, and as of December 31, 2024, $1,013 remains unamortized, of which $652 is for related parties. The intrinsic value of options outstanding as of December 31, 2024, and 2023 is $0.

NOTE 6 – INCOME TAXES

The Company has not made provisions for income taxes for the years ended December 31, 2024, and 2023 since the Company has not generated taxable income and has the benefit of net operating losses in these periods.

Due to uncertainties surrounding the Company’s ability to generate future taxable income to realize deferred income tax assets arising as a result of net operating losses carried forward, the Company has not recorded any deferred income tax assets as of December 31, 2024. The Company has incurred an aggregate net operating loss of $27,433; the net operating loss carry forwards will begin to expire in varying amounts beginning with the year ended December 31, 2034, subject to its eligibility as determined by respective tax regulating authorities. The Company’s net operating loss carry forwards may be subject to annual limitations, which could eliminate, reduce or defer the utilization of the losses because of an ownership change as defined in Section 382 of the Internal Revenue Code. U.S. Federal tax returns are closed by statute for years through 2015. The status of state and non-U.S. tax examinations varies due to the numerous legal entities and jurisdictions in which the Company operates.

Net deferred tax assets consist of the following components as of:

	December 31,	December 31,
	2024	2023
Net operating loss carryover	$5,678	$5,135
Valuation allowance	(5,678)	(5,135)
Net deferred tax asset	$-	$-

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NOTE 7– INTANGIBLE ASSET

The Company has capitalized the costs associated with acquiring the exclusive worldwide license to develop and commercialize products comprising or containing the compound ART27.13 as an intangible asset at a value of $2,039 as of December 31, 2024, and 2023.

The amount capitalized consisted of a $1,500 payment and the fair value of 681 shares of Common Stock of $539. During the year ended December 31, 2024, no additional costs met the criteria for capitalization as an intangible asset.

NOTE 8 - LEASE

On May 12, 2021, the Company entered into a lease arrangement for office space in the U.S. with Beckman/Lomas LLC, an entity controlled by a close family member of a director. Effective June 1, 2022, the related party divested its interests in the property, and as such, the lease agreement no longer constitutes a related party transaction. On March 6, 2024, the Company entered into an amended agreement with the landlord to extend the lease commencing in September 2024, and effective until August 2027.

On April 19, 2022, the Company entered into a 2nd lease arrangement for office space in the U.K. with an annual rent of $13 (£11) with the term of April 2022 through September 2023.

The following summarizes right-of use asset and lease information about the Company’s operating leases as of December 31, 2024:

	Year ended
	December 31,
	2024	2023

Lease cost:
Operating lease cost	$32	$40

Other information:
Cash paid for operating cash flows from operating leases	$30	$40
Right-of-use assets obtained in exchange for new operating lease liability	$111	$-

Weighted-average remaining lease term — operating leases (years)	2.58	0.67
Weighted-average discount rate — operating leases	7.50%	3.00%

Future minimum lease payments under the operating lease liability have non-cancellable lease payments at December 31, 2024, as follows:

Total
Year Ended December 31,
2025	$42
2026	43
2027	30
2028	-
Thereafter	-
115
Less: Imputed interest	(11)
Operating lease liabilities	104

Operating lease liability - current	35
Operating lease liability - non-current	$69

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NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company has certain financial commitments relating to research and development contracts as of December 31, 2024, as follows:

•	The Company is invoiced monthly and quarterly in connection with several research and development contracts.
•	The Company may be obligated to make additional payments related to research and development contracts entered into, dependent on the progress and milestones achieved through the programs.
•

The Company’s principal executive office is currently located at 505 Lomas Santa Fe Drive, Suite 160, Solana Beach, CA, US. Additionally, we have an office outside Manchester, UK, which serves as administrative spaces for managing our subsidiaries, Trinity Reliant Ventures, Ltd (Ireland) and Artelo Biosciences Limited (UK). We do not currently own any properties, laboratories, or manufacturing facilities. The Solana Beach lease runs through August 2027 and the Manchester UK lease is month-to-month.

NOTE 10 – SUBSEQUENT EVENTS

On February 28, 2025, an additional 80,693 shares of our common stock were reserved for issuance pursuant to the 2018 Plan.

On May 1, 2025, the Company issued at-market, unsecured convertible notes with gross proceeds of $900. Funds totaling $236 received from investors as of March 31, 2025, prior to the issuance of the convertible notes, are reflected in the consolidated balance sheet as advances from investors. The convertible notes bear interest at 12.0% and have a maturity of 180 days. The convertible notes are subject to voluntary and automatic provisions for conversion into the Company’s common stock, as well as conversion into warrants to purchase the Company’s common stock for a five-year period at a price of $1.04. Certain members of the Company’s board of directors, an officer and consultants to the Company acquired $350 of the convertible notes.

On June 13, 2025, the Company executed a 6:1 reverse stock split affecting both the authorized and issued and outstanding amounts of its Common Stock and Preferred Stock.  These consolidated financial statements reflect the impact of this reverse stock split.

On June 24, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors for the issuance and sale in a private placement of (i) 136,843 shares of Common Stock, (ii) up to 93,180 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), (iii) up to 460,046 shares of Common Stock issuable upon the exercise of common warrants at an exercise price of $5.82 per share (the “$5.82 Warrants”), and (iv) 230,023 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $10.00 per share (the “$10.00 Warrants”). The private placement was priced at the market on June 24, 2025 and closed on June 26, 2025. Each share or, in lieu of shares, each Pre-Funded Warrant, was issued and sold in the private placement along with two (2) $5.82 Warrants and one (1) $10.00 Warrant. The combined purchase price for the securities was (i) $6.195 per share of Common Stock and three accompanying warrants and (ii) $6.194 per Pre-Funded Warrant and three accompanying warrants.

On July 2, 2025, the Company granted options to the CEO of the Company to purchase an aggregate total of 40,393 shares of the Company’s common stock with an exercise price of $11.03.

On July 2, 2025, the Company granted options to certain employees and consultants of the Company to purchase an aggregate total of 58,473 shares of the Company’s common stock with an exercise price of $11.03.

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